                                                    (ACCOUNT -- WITH ACTIVATION)


                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                  This Agreement is entered into as of September 22, 2003, among Universal Forest Products RMS, LLC, a Michigan limited liability company ("Company"), Bank of America, N.A. (in its capacity as purchaser under the PARTS Agreement dated as of September 22, 2003 (the "PARTS Agreement") among itself, Company and Universal Forest Products, Inc.) (Bank of America, N.A., in such capacity, is referred to herein as "PARTS Purchaser"), and Bank of America, N.A. ("Bank") with respect to the following:

                  A. Bank has agreed to establish and maintain for Company deposit account number 8666115507 opened under the name "Universal Forest Products RMS, LLC as trustee for Bank of America, N.A. pursuant to that certain Program for Accounts Receivable Transfer Agreement dated as of September 22, 2003 among Universal Forest Products RMS, LLC, Universal Forest Products Inc. and Bank of America, N.A." (the "Account").

                  B. Company has agreed to deposit into the Account certain funds it holds in trust for PARTS Purchaser pursuant to the PARTS Agreement.

                  C. Notwithstanding the fact that Company holds the funds deposited into the Account in trust for PARTS Purchaser pursuant to the PARTS Agreement, Company has assigned to PARTS Purchaser a back-up security interest in the Account and in checks and other payment instructions ("Checks") deposited in the Account.

                  D. Company, PARTS Purchaser and Bank are entering into this Agreement to evidence PARTS Purchaser's security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

Accordingly, Company, PARTS Purchaser and Bank agree as follows:

1. (a) This Agreement evidences PARTS Purchaser's control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by PARTS Purchaser as set forth herein directing the disposition of funds in the Account without further consent of the Company.

         (b) Company represents and warrants to PARTS Purchaser and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to PARTS Purchaser.

         (c) Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than PARTS Purchaser's security interest referred to herein.

2. During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to PARTS Purchaser it will not close the Account. Bank shall have no liability in the event Company breaches this covenant to PARTS Purchaser. A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all collected and available balances in the Account to PARTS Purchaser at its account specified in the Notice (as defined below). The "Activation Period" means the period which commences within a reasonable period of time not to exceed two Business Days after Bank's receipt of a written notice from PARTS Purchaser in the form of Exhibit A (the "Notice"). A "Business Day" is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by PARTS Purchaser that all of Company's obligations that are secured by the Checks and the Account are paid in full. PARTS Purchaser shall notify Bank promptly in writing upon payment in full of Company's obligations.

4. Bank is permitted to charge the Account:

                  (a) for its fees and charges relating to the Account or associated with this Agreement; and

                  (b) in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim.

5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

                  (b) If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, PARTS Purchaser agrees to pay Bank within five days after Bank's demand to PARTS Purchaser to pay any amount received by PARTS Purchaser with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.

                  (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6. (a) Bank will send information regarding deposits to the Account to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of each such deposit advice to the address specified below for PARTS Purchaser.

                  (b) In addition to the original Bank statement provided to Company, Bank will provide PARTS Purchaser with a duplicate of such statement.

7. (a) Bank will not be liable to Company or PARTS Purchaser for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

                  (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

                  (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or PARTS Purchaser or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                  (d) Bank shall have no duty to inquire or determine whether Company's obligations to PARTS Purchaser are in default or whether PARTS Purchaser is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

                  (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

                  (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.

8. Company and PARTS Purchaser shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's and PARTS Purchaser's obligations under this section shall survive termination of this Agreement.

9. Company and PARTS Purchaser shall jointly and severally pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

10. Termination and Assignment of this Agreement shall be as follows:

                  (a) PARTS Purchaser may terminate this Agreement by providing notice to Company and Bank that all of Company's obligations which are secured by Checks and the Account are paid in full. PARTS Purchaser may also terminate or it may assign this Agreement upon 30 day's prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and PARTS Purchaser. Company may not terminate this Agreement except with the written consent of PARTS Purchaser and upon prior written notice to Bank.

                  (b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and PARTS Purchaser if either Company or PARTS Purchaser breaches any of the terms of this Agreement, or any other agreement with Bank.

11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                  (b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12. (a) This Agreement may be amended only by a writing signed by Company, PARTS Purchaser and Bank; except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to Company.

                  (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

                  (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

                  (d) This Agreement shall be interpreted in accordance with North Carolina law without reference to that state's principles of conflicts of law.

13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or PARTS Purchaser.

                  In WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


UNIVERSAL FOREST PRODUCTS RMS, LLC
("COMPANY")

By:   _______________________________________     Address for notices:
Name: _______________________________________     Universal Forest Products
Title:_______________________________________     RMS, LLC
                                                  2801 East Beltline NE
                                                  Grand Rapids, MI 49525
                                                  Attn:  Michael R. Cole, Chief
                                                  Financial Officer
                                                  Telephone:  616-364-1540
                                                  Telecopy:  616-364-3136


BANK OF AMERICA, N.A. (in its capacity as PARTS
Purchaser)
("PARTS PURCHASER")

By:   _______________________________________     Address for notices:
Name: _______________________________________     Global Structured Products
Title:_______________________________________     NC1-007-06-07
                                                  100 North Tryon Street
                                                  Charlotte, NC 28255
                                                  Attn:  Christopher L. Woolley
                                                  Telephone:  704-386-8574
                                                  Telecopy:    704-388-3336

                                                  With a copy to:

                                                  Bank of America, N.A.
                                                  9 W. 57th Street
                                                  NY1-301-06-04
                                                  New York, NY 10019
                                                  Attn: Gabriella Morizio
                                                  Telephone:  212-933-2730
                                                  Telecopy:  212-933-2625

BANK OF AMERICA, N.A.
("BANK")

By:   _______________________________________     Address for notices:
Name: _______________________________________     Bank of America, N.A.
Title:_______________________________________     IL1-231-06-09
                                                  231 S. La Salle
                                                  Chicago, IL  60604
                                                  Attn: Richard Dominguez
                                                  Telephone: 312-828-1641
                                                  Telecopy: 312-974-9250

                                                  With a copy to:

                                                  Bank of America, N.A.
                                                  IL 1-231-06-35
                                                  231 S. La Salle
                                                  Attn: Sharon Sadilek
                                                  Telephone: 312-828-9027
                                                  Telecopy: 312-974-2109

                                                                       EXHIBIT A
                                               DEPOSIT ACCOUNT CONTROL AGREEMENT





                         [Letterhead of PARTS Purchaser]



To:   Bank of America, N.A.
      [Address]


                  Re: Universal Forest Products RMS, LLC as trustee for Bank of America, N.A. pursuant to that certain Program for Accounts Receivable Transfer Agreement dated as of September __, 2003 among Universal Forest Products RMS, LLC, Universal Forest Products Inc. and Bank of America, N.A.

                           Account No. 8666115507


Ladies and Gentlemen:

         Reference is made to the Deposit Account Control Agreement dated September ___, 2003 (the "Agreement") among Universal Forest Products RMS, LLC ("Company"), us (in our capacity as purchaser under the PARTS Agreement dated as of September 22, 2003 among us, Company and Universal Forest Products, Inc.) ("PARTS Purchaser") and you regarding the above-described account (the "Account"). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:


         Bank Name:         ________________________________________
         ABA No.:           ________________________________________
         Account Name:      ________________________________________
         Account No.:       ________________________________________


                              Very truly yours,


                              Bank of America, N.A. (in its capacity as PARTS Purchaser)


                              By:    ________________________________________
                              Name:  ________________________________________
                              Title: ________________________________________